Exhibit 11
                           ARROW ELECTRONICS, INC.
               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS EXCEPT PER SHARE DATA)

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                                        Nine Months Ended Three Months Ended
                                          September 30,      September 30,
                                        ----------------- ------------------
                                          1997     1996      1997     1996
                                        -------- --------  -------- --------
PRIMARY
-------

Average shares of common stock
  outstanding                             98,886  101,772    98,113  102,004
Net effect of dilutive stock options -
  based on the treasury method             1,687    1,158     1,715      888
                                        -------- --------  -------- --------
    Total                                100,573  102,930    99,828  102,892
                                        ======== ========  ======== ========
Net income                              $111,355 $154,661  $  9,282 $ 43,756
                                        ======== ========  ======== ========
Per share amount                        $   1.11 $   1.50  $   0.09 $   0.43
                                        ======== ========  ======== ========

Fully Diluted (A)
-----------------

Average shares of common stock
  outstanding                             98,886  101,772    98,113  102,004
Net effect of dilutive stock options -
  based on the treasury method             1,781    1,162     1,715    1,026
                                        -------- --------  -------- --------
    Total                                100,667  102,934    99,828  103,030
                                        ======== ========  ======== ========
Net income                              $111,355 $154,661  $  9,282 $ 43,756
                                        ======== ========  ======== ========
Per share amount                        $   1.11 $   1.50  $   0.09 $   0.42
                                        ======== ========  ======== ========

(A)  This calculation is submitted in accordance with Regulation S-K,
     Item 601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




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